                                                                   EXHIBIT 23(a)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Enron Oil & Gas Company and subsidiaries dated February 16, 1996, included in Enron Oil & Gas Company's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.





                                        ARTHUR ANDERSEN LLP



Houston, Texas
December 20, 1996